UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 18, 2022

INNERSCOPE HEARING TECHNOLOGIES, INC.

 (Exact name of Registrant as specified in its Charter)

Nevada	333-209341	46-3096516
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2151 Professional Drive, Second Floor, Roseville, CA 95661

(Address of Principal Executive Offices)

(916)218-4100

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On August 18, 2022, GS Capital Partners, LLC agreed to forgive certain convertible promissory notes issued by the Registrant. Specifically, convertible promissory notes in the following principal amounts and executed on the following dates were forgiven in their entirety, and all associated notes, pledge agreements and security agreements are terminated: (i) a $60,000 convertible promissory note dated January 30, 2020, (ii) a $195,000 convertible promissory note dated February 5, 2021, (iii) a $262,000 convertible promissory note dated February 18, 2022, (iv) a $262,000 convertible promissory note dated March 11, 2022 and (v) a $262,000 convertible promissory note dated March 30, 2022, (v) a $262,000 convertible promissory note dated April 13, 2022, (vi) a $262,000 convertible promissory note dated April 29, 2022, (vii) a $330,000 convertible promissory note dated May 24, 2022, (viii) two $600,000 promissory notes dated May 24, 2022, each secured by a different asset; (ix) a $113,335 promissory note dated June 23, 2022, (x) a $91,750 promissory note dated July 11, 2022, (xi) a $124,125 promissory note dated July 21, 2022, and (xii) a $124,125 promissory note dated August 4, 2022. In total, debt in the principal amount of $3,548,335 owed by the Registrant was forgiven by GS Capital Partners, LLC. As a result, the Registrant has no outstanding convertible promissory notes issued to GS Capital Partners, LLC or any other financial lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 24, 2022

INNERSCOPE HEARING TECHNOLOGIES, INC.

By: /s/ Matthew Moore Name: Matthew Moore Title: Chief Executive Officer and Director